                              R.R. Hawkins & Associates International, a Professional Service Corporation

                                                    DOMESTIC & INTERNATIONAL BUSINESS CONSULTING

A superior method to building big business…”

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As  the  independent  auditor  of Powin, Inc., I hereby consent to the incorporation by reference in this Form S-1 Statement of my report, relating to the  audited  financial  statements and financial statement schedules of Powin,  Inc.  as of  December 31, 2008 and 2007  and the related statements of operations, stockholders’ equity and cash flows for the year then ended.  My audit report dated June  7, 2009.

/S/ R. R. Hawkins and Associates International

December 4, 2009

Los Angeles, California

Corporate Headquarters

Indianapolis Office

5777 W. Century Blvd.  , Suite No. 1500

450 E. 96th Street, Suite No. 500

Los Angeles, CA 90045

Indianapolis, IN 46240

T: 310.553.5707  F: 310.553.5337

T: 317-581-6385 F: 317-581-6386

www.rrhawkins.com

www.rrhawkins.com